UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Hollywood Media Corp.
(Name of Registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement), if other than Registrant
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November 16, 2007
Dear Fellow Shareholders:
     We invite you to attend the 2007 Annual Meeting of Shareholders of Hollywood Media Corp. (“Hollywood Media”). The meeting will be held at 10:00 a.m., Eastern time, on December 18, 2007, at 2255 Glades Road, Conference Room 200E, Boca Raton, Florida 33431. Conference Room 200E is on the second floor, at the East end of the building.
     At the meeting you will be asked to vote on the election of six directors nominated by Hollywood Media’s Board of Directors, and to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for 2007. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe in further detail the matters to be presented at the annual meeting.
     Shareholders of record at the close of business on November 16, 2007 are entitled to notice of, and to vote at, the annual meeting or at any postponements or adjournments of the meeting.
     Your Vote Is Very Important. Whether or not you plan to attend the annual meeting, we ask you to please vote by completing and mailing the enclosed proxy card. If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card.
Sincerely,

Mitchell Rubenstein
Chairman and Chief Executive Officer
     Meeting Guidelines and Procedures. At the meeting we will distribute copies of our customary meeting guidelines and procedures to be followed by persons attending the meeting. These rules include the following, among other things: (i) attendance is limited to (a) shareholders of record as of the record date, (b) beneficial or “street” owners having written evidence of ownership as of the record date, (c) authorized proxies of such shareholders presenting written evidence of such authorization, and (d) invited guests of management; and (ii) the use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited.

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HOLLYWOOD MEDIA CORP.
2255 Glades Road
Boca Raton, Florida 33431
NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date:	December 18, 2007
Meeting Time:	10:00 a.m., Eastern Time
Meeting Place:	2255 Glades Road, Conference Room 200E
Boca Raton, Florida 33431
     Notice is hereby given that an Annual Meeting of Shareholders of Hollywood Media Corp. (“Hollywood Media”) will be held for the following purposes:
1.	To consider and vote upon the election of six directors nominated by Hollywood Media’s Board of Directors; and

2.	To consider and vote upon a proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the year ending December 31, 2007; and
3.	Such other business as properly may be presented at the annual meeting or any adjournments or postponements thereof.
     You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, to ensure that your shares are represented at the meeting we ask you to please sign, date and return the accompanying proxy card. If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card. Your proxy may be revoked at any time before it is voted. Please review the Proxy Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the annual meeting.
Laurie S. Silvers
President and Secretary
Boca Raton, Florida
November 16, 2007
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

HOLLYWOOD MEDIA CORP.
2007 ANNUAL MEETING OF SHAREHOLDERS
_______________________
PROXY STATEMENT
_______________________
THE MEETING
General
     As further described in this Proxy Statement below, this Proxy Statement is being furnished to holders of shares of common stock in connection with the solicitation of proxies by Hollywood Media’s Board of Directors for use at the annual meeting of shareholders (the “Meeting”) to be held at 2255 Glades Road, Conference Room 200E, Boca Raton, Florida 33431, on December 18, 2007, convening at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are anticipated to be first mailed to holders of common stock on or about November 20, 2007. Shareholders should review the information in this Proxy Statement together with Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2006 which accompanies this Proxy Statement. A list of shareholders of record entitled to vote at the Meeting will be available at Hollywood Media’s principal executive offices, 2255 Glades Road, Boca Raton, Florida 33431, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any shareholder.
Questions and Answers about the Annual Meeting

Q:	What am I being asked to vote upon?

A:	You are being asked to vote in favor of the election of six directors nominated by our Board of Directors. You are also being asked to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for 2007. HOLLYWOOD MEDIA’S BOARD OF DIRECTORS HAS APPROVED EACH OF THESE PROPOSALS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THE PROPOSALS.

Q:	When is the annual meeting and where is it being held?

A:	The annual meeting will be held on December 18, 2007, at 10:00 a.m., Eastern Time, at 2255 Glades Road, Conference Room 200E, Boca Raton, Florida 33431. Conference Room 200E is on the second floor, at the East end of the building.

Q:	Who is entitled to notice of and to vote at the meeting?

A:	Only shareholders of record at the close of business on the Record Date, November 16, 2007, are entitled to receive notice of the annual meeting and to vote shares of Hollywood Media common stock that they held on the Record Date at the annual meeting or any postponements or adjournments of the annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Q:	Who can attend the meeting?

A:	All shareholders as of the Record Date, November 16, 2007, or their duly appointed proxies may attend the annual meeting. However, please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and a proper proxy from the institution that holds such shares granting you authority to vote the shares at the meeting. See “Meeting Guidelines and Procedures” on the front cover page of this Proxy Statement.

Q:	What should I do now?

A:	You should mail your signed proxy card in the enclosed postage paid envelope as soon as possible, so that your shares will be represented at the annual meeting.

Q:	Can I change my vote after I have mailed in a signed proxy card?

A:	Yes. You can change your vote in one of the following ways at any time before your proxy is voted at the annual meeting. First, you can revoke your proxy by delivering a written notice to the Secretary of Hollywood Media (at 2255 Glades Road, Boca Raton, Florida 33431) prior to the time it is exercised. Second, you can submit a new, later dated proxy card prior to the time the initial proxy is exercised. Third, you can attend the annual meeting and vote in person.

Matters To Be Considered At The Meeting
     At the Meeting, holders of shares of common stock will be requested to consider and vote upon (1) the election of six directors nominated by Hollywood Media’s Board of Directors, as described in Proposal 1 below, (2) a proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the year ending December 31, 2007, and (3) such other business as properly may be presented at the Meeting or any adjournments or postponements thereof. HOLLYWOOD MEDIA’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THESE NOMINEES TO THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA, AND IN FAVOR OF THE RATIFICATION OF HOLLYWOOD MEDIA’S CHOICE OF KAUFMAN ROSSIN & CO., P.A. AS HOLLYWOOD MEDIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Record Date; Quorum; Voting At The Meeting
     Hollywood Media’s Board of Directors has fixed November 16, 2007 as the Record Date for the Meeting. Accordingly, only holders of record of shares of common stock at the Record Date will be entitled to notice of and to vote at the Meeting. As of November 14, 2007, there were 33,901,644 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on the Record Date is entitled to cast one vote per share in respect of the proposals presented for the vote of such holders, either in person or by proxy, at the Meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. If less than a majority of the outstanding shares entitled to vote is represented at the Meeting, a majority of the shares so represented may adjourn the Meeting to another date, time or place.
     Nominees for director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of common stock present in person or by proxy at the Meeting and entitled to vote on the election of directors. A plurality for election of directors means that the director nominee receiving the most votes “for” a particular seat on the Board is elected to that seat. The enclosed proxy card can be marked to vote “for” or to “withhold authority” to vote for all or any selected individual or group of nominees. Withheld votes will not affect the outcome of the votes cast for the election of directors.

     Any matters that may be submitted to a vote of the shareholders, other than the election of directors, will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter, unless the matter is one for which a greater vote is required by law or Hollywood Media’s Articles of Incorporation or Bylaws. Abstentions occur when a shareholder entitled to vote and present in person or represented by proxy at the Meeting affirmatively votes to “abstain” instead of voting for or against a matter. Abstentions will be considered as shares of common stock present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast “for” or “against” any given matter. The enclosed proxy card can be marked to vote “for” or “against” or to “abstain” from voting on the proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm. Abstentions will not have the same effect as a vote against the proposal to ratify the selection of Kaufman Rossin & Co., P.A.
     A broker or nominee holding shares of common stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, might have discretion to vote the beneficial owner’s shares with respect to the matters addressed at the Meeting. The inspectors of election will treat shares referred to as “broker or nominee non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and such broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting. However, for purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not voted and not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm. Broker or nominee non-votes will not affect the outcome of the votes cast for the election of directors.
     Prior to the Meeting, Hollywood Media will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of common stock represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. The inspector(s) will rely on the proxy tabulation and voting reports of American Stock Transfer & Trust Company, which has been engaged by Hollywood Media to receive and tabulate proxies for the Meeting.
Proxies
     This Proxy Statement is being furnished to holders of common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Hollywood Media for use at the Meeting.
     Shares of common stock represented by proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein. Shares of common stock represented by proxies for which no instruction is provided will be voted “for” the election of the nominees in this Proxy Statement to the Board of Directors of Hollywood Media, and will be voted “for” the ratification of Hollywood Media’s choice of independent registered public accounting firm. To ensure that their shares are voted, holders of common stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided. Any holder of common stock who so desires may revoke such holder’s proxy prior to the time it is exercised by (1) providing written notice to such effect to the Secretary of Hollywood Media at our principal executive offices, (2) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy and properly submitting it prior to the time the initial proxy is exercised or (3) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy.

     If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.
     If any other matters are properly presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.
     If any beneficial owner of shares of Hollywood Media’s common stock holds such shares in “street name” and wishes to vote the shares at the Meeting, such owner must obtain from the relevant nominee holding common stock a properly executed “legal proxy” identifying the beneficial owner as a holder of common stock, authorizing the beneficial owner to act on behalf of the nominee-record owner at the Meeting and identifying the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.
     Hollywood Media will pay the costs of soliciting proxies from the holders of common stock, including the cost of printing, assembling and mailing this Proxy Statement. In addition to solicitation by mail, directors, officers and employees of Hollywood Media may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of Hollywood Media will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of common stock held of record by such custodians, nominees and fiduciaries, and Hollywood Media will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.
     Hollywood Media has engaged a proxy solicitation firm, W.F. Doring & Co., to assist in the distribution and solicitation of proxies for the Meeting. The cost of such services is estimated to be less than $5,000.
Conduct of the Meeting
     The Chairman presiding at the Meeting has broad authority to conduct the Meeting in an orderly and timely manner. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the Meeting within a reasonable period of time, we cannot assure that every shareholder who wishes to speak on an item of business will be able to do so.

Contact Information; Sending Communications to the Board
     If you have questions or need more information about the Meeting, you may write to:
Secretary
Hollywood Media Corp.
2255 Glades Road, Suite 221A
Boca Raton, Florida 33431
or call our Investor Relations Department at (561) 998-8000.
     A shareholder who wishes to send communications to Hollywood Media’s Board of Directors or to a particular director may address correspondence to the Board or to a director in care of Hollywood Media Corp. at the address given above. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Audit, Compensation, Nominating, or Stock Option Committee, or to the entire Board.
     However, if a shareholder desires to recommend or to nominate a director candidate, or desires to submit a proposal of business to be transacted at a meeting of shareholders, such communications must satisfy certain requirements, as applicable, described in this Proxy Statement below (see “Director Nomination Process” and “Submission of Future Shareholder Proposals and Nominations” below).
ELECTION OF DIRECTORS
(Proposal No. 1)
Size of Board; Majority of Independent Directors
     The number of directors constituting Hollywood Media’s Board of Directors is determined from time to time by the Board within the limits of Hollywood Media’s Articles of Incorporation and Bylaws. The Board has authority to increase the size of the Board, and to appoint additional directors or allow shareholders to elect directors to fill the resulting vacancies, to hold office until the next shareholders’ meeting at which directors are elected. The current size of the Board of Directors is six directors and there are no vacancies on the Board. The Board has determined that a majority of the current members of the Board are independent directors of Hollywood Media as defined under the Securities Exchange Act of 1934 and rules thereunder and under the listing rules of the Nasdaq Stock Market, and that Mr. Robert D. Epstein, one of the Board’s nominees referenced below, would constitute an independent director if he were elected at the Meeting.
Nominees and Members of the Board of Directors
     At the Meeting, six directors will be elected by the shareholders to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Upon the recommendation of the Nominating Committee of the Board, the Board of Directors has nominated each of the six nominees named in the table below for election as a director at the Meeting. Five of the six nominees are currently members of Hollywood Media’s Board of Directors and were duly elected by the shareholders at Hollywood Media’s 2006 Annual Meeting of Shareholders, and one nominee, Mr. Robert D. Epstein, is not currently a director. Mr. Ira A. Rosenberg is currently a director, although not a nominee for reelection at the Meeting, and his term as a director will expire upon the election of directors at the Meeting. The accompanying form of proxy, when properly executed and returned to Hollywood Media, will be voted FOR the election of the six nominees named below as directors of Hollywood Media, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. In the event, however, that any nominee should become unable or unwilling to serve as a director, the proxies may be voted for the election of such person or persons as may be designated by the Board of Directors.

THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE SIX NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA.
     The following table sets forth certain information concerning the six incumbent Board members, five of which are nominees, and one other nominee as of the date of this Proxy Statement.

Name	Age	Position and Nominee Status

Mitchell Rubenstein	53	Chairman of the Board and Chief Executive Officer, Nominee

Laurie S. Silvers	55	Vice Chairman of the Board, President and Secretary, Nominee

Harry T. Hoffman	80	Director and Nominee

Robert E. McAllan	60	Director and Nominee

Deborah J. Simon	51	Director and Nominee

Robert D. Epstein	63	Nominee

Ira A. Rosenberg	54	Director
     Mitchell Rubenstein is a founder of Hollywood Media and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993. Mr. Rubenstein was a founder of the Sci-Fi Channel, a cable television network that was acquired from Mr. Rubenstein and Laurie Silvers by USA Network in March 1992. Mr. Rubenstein served as President of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years. Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law (LL.M.) from New York University School of Law in 1979. He currently serves on the NYU Tax Law Advisory Board and is a member of the Founders Society, New York University, and is a member of the University of Virginia School of Law Business Advisory Council. He is also Chairman of the Board of Advisors of the Freeman Center for Jewish Life at Duke University. Together with Ms. Silvers, Mr. Rubenstein was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992. Mr. Rubenstein is married to Laurie S. Silvers.
     Laurie S. Silvers is a founder of Hollywood Media and has served as its Vice-Chairman, President and Secretary since its inception in January 1993. Ms. Silvers was a founder of the Sci-Fi Channel, of which she served as Chief Executive Officer from January 1989 to March 1992 and Co-Vice Chairman from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Ms. Silvers practiced law for 10 years. Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977. Ms. Silvers serves on the Board of Trustees of the University of Miami, the Board of Directors of the Economic Council of Palm Beach County, Florida, and the Board of Trustees of the Kravis Center of the Performing Arts in West Palm Beach, Florida. She is a mentor for at-risk teenage girls with the Women of Tomorrow organization.

     Harry T. Hoffman has served as a director of Hollywood Media since July 1993. From 1979 to 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., then a leading national retailer of books, magazines and related items. From 1968 to 1978, he served as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler. Mr. Hoffman serves on Hollywood Media’s Audit Committee, Compensation Committee, Stock Option Committee, and Nominating Committee.
     Robert E. McAllan has served as a director of Hollywood Media since December 2001. Mr. McAllan is currently CEO of Press Communications, LLC, which owns and operates broadcast properties. Mr. McAllan has been in the commercial radio industry since 1964. Mr. McAllan began his career as a News Director/Operations Manager at WADB FM where he won a national news award from United Press International. Thereafter, Mr. McAllan became a talk show host for the New Jersey Press’ radio stations WJLK AM/FM, and through a series of rapid promotions Mr. McAllan became the president of Press Broadcasting Company, the broadcast division of The New Jersey Press and expanded the company by acquiring several television and radio stations. At the time that New Jersey Press’ newspapers were acquired by Gannett, Mr. McAllan led a group of key Press executives who acquired the broadcast division of the New Jersey Press. Mr. McAllan has also held myriad directorships and officer positions for several companies and associations, including The Asbury Park Press, Inc., which owned the second largest newspaper in New Jersey, New Jersey Press Incorporated, a diversified media company which operated major daily newspapers, television stations, radio stations and online media, the Florida Association of Broadcasters, Chairman of the New Jersey Broadcasters Association, Chairman of the National Independent Television Committee, and Co-Chairman of the Coalition for Media Diversity. Mr. McAllan serves on Hollywood Media’s Audit Committee and Stock Option Committee.
     Deborah J. Simon has served as a director of Hollywood Media since November 1995. Ms. Simon held the position of Senior Vice President of Simon Property Group, a company that owns, develops and manages regional malls and other retail real estate and is listed on the New York Stock Exchange, from 1991 to 1996, and she currently serves as the Chairperson of the Simon Youth Foundation, a non-profit organization. Ms. Simon also serves on the Advisory Board for The Children’s Museum of Indianapolis, on the Board of Trustees for the Indianapolis Museum of Art and on the Board of Regents for Mercersburg Academy. She also has been an independent producer, with several television credits to her name. Ms. Simon serves on Hollywood Media’s Audit Committee, Compensation Committee, and Nominating Committee.
     See “Investments by Affiliate of the Simon Property Group; Right to Designate Board Nominee” below, for a description of the rights of Tekno Simon LLC, which is controlled by Melvin Simon (Deborah J. Simon’s father), to nominate one individual to serve as a director of Hollywood Media. Tekno Simon’s current nominee on the Board of Directors is Deborah J. Simon.
     Robert D. Epstein has been nominated for election to Hollywood Media’s Board of Directors. Mr. Epstein, an attorney, founded the Epstein and Frisch law firm in Indianapolis, Indiana in 1972, which became an association of lawyers practicing as Epstein, Cohen, Donahoe & Mendes in 2004. Mr. Epstein specializes in a variety of areas of law, including media law and mergers and acquisitions. Prior to beginning his private law practice, Mr. Epstein worked in the legal department of Melvin Simon & Associates. He received a J.D. degree from Indiana University School of Law in 1970 and a B.A. degree from Franklin College of Indiana in 1975. Mr. Epstein currently serves as a board member of the Indianapolis Hebrew Congregation Foundation and the Community Music School in Sarasota, Florida, and has served as a local board member of the United States Selective Service System for 20 years.
     Ira A. Rosenberg has served as a director of Hollywood Media since June 2005. Mr. Rosenberg is a transactional lawyer and Chair of the Life Sciences Practice Group of Sills Cummis Epstein & Gross P.C., a law firm with offices in New Jersey and New York. Mr. Rosenberg specializes in merger and acquisition/securities transactions and has over 20 years experience representing private and public companies in complex business matters. He received a J.D. degree from New York University School of Law in 1978 and a B.S. degree from Boston University in 1975. Mr. Rosenberg serves on Hollywood Media’s Compensation Committee.

Investments by Affiliate of the Simon Property Group; Right to Designate Board Nominee
     Pursuant to a 1995 stock purchase agreement with Tekno Simon LLC, a business entity and affiliate of the Simon Property Group and its Co-Chairman, Melvin Simon, Tekno Simon LLC purchased shares of Hollywood Media’s Series A Preferred Stock, Series B Preferred Stock and common stock. In May 1999, Tekno Simon LLC converted all of the Series A and Series B Preferred Stock into 300,631 shares of common stock. Pursuant to such Stock Purchase Agreement, Tekno Simon LLC has the right to designate one nominee to Hollywood Media’s Board of Directors until such time as Tekno Simon LLC holds less than 25% of the sum of (i) the shares of common stock issued upon conversion of the Series A Preferred Stock, and (ii) the shares of common stock purchased by Tekno Simon LLC in 1995. Certain shareholders of Hollywood Media, including Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg, have agreed to vote their shares of common stock in favor of the election of Tekno Simon LLC’s nominee to Hollywood Media’s Board of Directors. Tekno Simon LLC’s current nominee on the Board of Directors is Deborah J. Simon.
CORPORATE GOVERNANCE
Independent Directors
     Hollywood Media’s Board of Directors consists of six directors. The Board has determined that a majority of the current members of the Board (Harry T. Hoffman, Robert E. McAllan, Deborah J. Simon, and Ira A. Rosenberg) are independent directors of Hollywood Media as defined under the Securities Exchange Act of 1934 and rules thereunder and under the listing rules of the Nasdaq Stock Market, and that Mr. Robert D. Epstein, one of the Board’s nominees referenced above, would constitute an independent director if he were elected at the Meeting. In making this determination, the Board has concluded that none of these independent Board members nor Mr. Epstein has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Meetings and Director Attendance
     During the year ended December 31, 2006, the Board of Directors held ten meetings and acted five times by unanimous written consent. During 2006, each incumbent director other than Ms. Simon attended at least seventy—five percent of the combined total number of meetings of the Board and meetings of the committees on which he or she served. Hollywood Media’s policy regarding the attendance of the Board of Directors at annual meetings of Hollywood Media’s shareholders is that each director is invited to attend the annual meeting. The Chairman or Vice Chairman of the Board usually presides over the annual meeting. Five of Hollywood Media’s six directors (over 80% of the Board) attended Hollywood Media’s 2006 Annual Meeting of Shareholders held in June 2006.
Committees of the Board of Directors
     The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee and the Nominating Committee. Each member of these committees is an independent director on Hollywood Media’s Board of Directors. The Board may establish other committees from time to time.

     Audit Committee. The Audit Committee of Hollywood Media’s Board of Directors has been established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The current members of the Audit Committee are Harry T. Hoffman, Robert E. McAllan and Deborah J. Simon. The Board has determined that the Audit Committee meets the Nasdaq listing requirement that at least one member of the Audit Committee has such experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. During 2006, the Audit Committee held five meetings and acted three times by unanimous written consent.
     The Audit Committee assists the Board in connection with its responsibility for oversight of the financial reporting process, pursuant to the Charter of the Audit Committee adopted by Hollywood Media’s Board of Directors. The Charter of the Audit Committee is available for review on Hollywood Media’s internet web site, under the caption “Audit Committee Charter” at the following address: www.hollywood.com/corporate_profile/corporate_governance/2420428. Hollywood Media’s internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement. The Audit Committee’s activities address various matters including items relating to (i) the selection and engagement of Hollywood Media’s independent registered public accounting firm and approval of services provided, and (ii) the review and discussion, with management and the independent registered public accounting firm, of Hollywood Media’s financial statements, which are prepared by Hollywood Media’s management, and the results of the independent registered public accounting firm’s review and assessment activities. See “Audit Matters” below, for additional information relating to auditing of Hollywood Media’s financial statements, including the Audit Committee’s report on its activities regarding Hollywood Media’s financial statements for the 2006 fiscal year.
     Compensation Committee. The members of the Compensation Committee during 2006 were and currently are Harry T. Hoffman, Deborah J. Simon and Ira A. Rosenberg. Hollywood Media’s processes and procedures for the consideration and determination of executive and director compensation are described below, and additional information is included below under the caption “Compensation Discussion and Analysis.” During 2006, the Compensation Committee held no meetings, and acted seven times by unanimous written consent. The directors on the Committee and the Chief Executive Officer discuss compensation matters from time to time without a formal Committee meeting, including discussions in connection with preparing the terms of written consents.
     The Compensation Committee of the Board of Directors of Hollywood Media is responsible for approving, determining and/or making recommendations to the Board of Directors concerning the principal components of compensation, including base salaries, bonuses, and stock options and other equity awards, for Hollywood Media’s executive officers and a defined set of other executives. The Compensation Committee, with input from the Chief Executive Officer and/or other executives, reviews the compensation of executives periodically, typically on a case by case basis, to assess and determine compensation under applicable considerations, including the compensation policies and objectives noted in the Compensation Discussion and Analysis below. In approving executive officer compensation, the Compensation Committee generally reviews and considers, among other factors, the executive’s scope of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), contributions to Hollywood Media’s achievement of goals and performance, compensation levels at comparable companies and historical compensation levels, and the recommendations, analysis and other relevant information provided by Hollywood Media’s management and/or other resources that the Committee may wish to access.
     During 2006, Hollywood Media had three executive officers: Mitchell Rubenstein, its Chairman and Chief Executive Officer; Laurie S. Silvers, its President; and Scott Gomez, its Chief Accounting Officer. Mr. Rubenstein and Ms. Silvers had preexisting employment agreements specifying salary and certain other compensation for 2006, and during 2006 the employment agreement for Mr. Gomez was amended. These employment agreements have been approved by the Compensation Committee. For additional information about the 2006 compensation of these officers and their employment agreements, see “Executive Compensation” below.

     The Compensation Committee has the authority to grant discretionary cash bonus awards, and may approve compensation plans or agreements to grant bonuses based on specified terms and conditions. The Compensation Committee and the Stock Option Committee act as the administrators of Hollywood Media’s equity compensation plans for executives and other employees, which plans include the 2000 Stock Incentive Plan and the 2004 Stock Incentive Plan. The Committees’ functions include, among other things: (i) selecting plan participants; (ii) determining the timing of any awards under the plans; (iii) determining the types of awards to be granted under the plans; (iv) determining the amount of awards to be granted to each participant under the plans; and (v) determining the exercise price, vesting and other terms of the awards granted under the plans.
     The compensation arrangements for Hollywood Media’s non-employee directors are reviewed and determined from time to time by the Board of Directors, and the Board may receive and consider input from the Chairman and Chief Executive Officer in connection with such matters. In recent years this review has occurred less frequently than annually. For additional information regarding director compensation, see “Executive Compensation — Director Compensation” below.
     Since 2001, neither Hollywood Media nor the Compensation Committee has engaged, selected or utilized a compensation consultant or consulting firm to assist in determining or recommending the amount or form of executive or director compensation, but may consider doing so in the future. The Compensation Committee does not have a charter.
     Stock Option Committee. The current members of the Stock Option Committee are Harry T. Hoffman and Robert E. McAllan. The Stock Option Committee administers Hollywood Media’s stock incentive plans with respect to stock options and other awards not governed by the Compensation Committee. The Stock Option Committee is authorized, subject to the provisions of the plans, to establish such rules and regulations as it deems necessary for the proper administration of the plans and to make such determinations and interpretations and take such action in connection with the plans and benefits granted thereunder as it deems necessary or advisable. During 2006, no stock options were granted by the Stock Option Committee and the Stock Option Committee held no meetings.
     Nominating Committee. The current members of the Nominating Committee are Harry T. Hoffman and Deborah J. Simon. The Nominating Committee’s charter is available for review on Hollywood Media’s internet web site, under the caption “Nominating Committee Charter” at the following address: www.hollywood.com/corporate_profile/corporate_governance/2420428. Hollywood Media’s internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement. As provided under its charter, the Nominating Committee’s authority and responsibilities include evaluating and recommending persons for election or appointment to the Board, as further described below. During 2006, the Nominating Committee held no meetings and acted once by unanimous written consent.
Director Nomination Process
     When seeking candidates for election to the Board, Hollywood Media desires to identify and nominate candidates of integrity and sound ethical character, who have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of major aspects of Hollywood Media’s businesses, and are willing to devote time to service on the Board. Hollywood Media also requires that the members of its Board of Directors have qualifications that satisfy applicable SEC and Nasdaq Stock Market requirements, including the requirement that a majority of directors be independent in accordance with applicable rules.
     In selecting candidates to be nominated for election at an annual meeting of Hollywood Media’s shareholders, the Nominating Committee considers qualified incumbent directors who desire to continue their service on the Board. Hollywood Media is of the view that the continuing service of qualified incumbents promotes stability and continuity on the Board, giving Hollywood Media the benefit of the familiarity, knowledge and insight into its affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body. Accordingly, it is the general policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes will continue to be able to make important contributions to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board.

     If a new candidate is to be sought for election to the Board, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including recommendations from members of the Board and senior management, and will consider candidates recommended by shareholders under the procedures described below. The Committee may also engage a search firm to assist in identifying qualified candidates. The Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account the information obtained concerning the candidate, the qualifications for Board membership established by the Committee and/or the Board, the existing composition and mix of talent and expertise on the Board, and other factors that it deems relevant. In conducting its review and evaluation, the Nominating Committee may solicit the views of management and other members of the Board, and may in its discretion conduct interviews of potential nominees. In the case of candidates recommended by shareholders, the Committee may also consider the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. Mr. Robert D. Epstein is one of the nominees named in this Proxy Statement for election at the Meeting, and his nomination was recommended to the Nominating Committee by Hollywood Media’s Chairman of the Board.
     Shareholder Recommendations. Recommendations from shareholders of director candidates for election at Hollywood Media’s 2008 annual meeting of shareholders, properly submitted in writing, will be referred to the Nominating Committee for consideration. The Nominating Committee will consider such recommendations on a case-by-case basis depending on various factors which may include, among other things, whether a vacancy on the Board exists at the time the recommendation is made and other factors referenced herein.
     All recommendations from shareholders must include the name, biographical data and qualifications of the candidate; identification of the shareholder or group of shareholders making the recommendation; and a description of any relationships between the recommending shareholder or shareholders and the candidate. The recommendation must also be accompanied by the consent of the candidate to be nominated if selected for nomination, to serve as a director if elected, and to be contacted by the Nominating Committee if the Committee decides in its discretion to do so, and such consent must be in proper form under applicable SEC rules. Submissions recommending candidates for election at an annual meeting of shareholders must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders. If the date of the next annual meeting of shareholders changes more than 30 days from the first anniversary date of the annual meeting of shareholders for the prior year (or if no annual meeting was held in the prior year), the submission must be made a reasonable time before Hollywood Media begins to print and send its proxy statement for the annual meeting. Recommendations should be submitted to: Nominating Committee, c/o Laurie S. Silvers, Secretary, Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431.
     Nominations by Shareholders. If a shareholder desires to submit a proposed nomination of a candidate for election to Hollywood Media’s Board of Directors, such submission and nomination must comply with applicable requirements under Hollywood Media’s Bylaws and SEC rules, including the requirements described in this Proxy Statement below under the caption “Advance Notice Requirements for Proposals and Director Nominations by Shareholders.”

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires Hollywood Media’s directors, executive officers, and persons who own more than 10% of Hollywood Media’s outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish Hollywood Media with copies of all such reports they file.
     To Hollywood Media’s knowledge, based solely on a review of the copies of such reports furnished to Hollywood Media or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 2006 have been complied with, other than with respect to Harry Hoffman who filed one Form 4 after the due date to report two stock sales, for a total of 2,000 shares sold.
Code of Ethics
     Hollywood Media has adopted a Code of Professional Conduct that applies to all of its officers, directors and employees. This Code of Professional Conduct is available for viewing on our internet website at www.hollywood.com/corporate_profile/corporate_governance/2420428 under the caption “Code of Professional Conduct.” Hollywood Media’s internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of the common stock of Hollywood Media as of November 14, 2007 (or other date as indicated in the footnotes below) by:
•	each person or group known by Hollywood Media to beneficially own more than 5% of the outstanding shares of common stock of Hollywood Media;

•	each director and director nominee of Hollywood Media;

•	each named executive officer of Hollywood Media; and

•	all of the current directors and executive officers of Hollywood Media as a group.

Name and Address	Number of Shares
of Beneficial Owner (1)	Beneficially Owned (2)		Percent of Class (2)
CCM Master Qualified Fund, Ltd.	3,272,292	(3)	9.65%
Gruber and McBaine Capital Management, LLC	3,243,357	(4)	9.57%
S.A.C. Capital Advisors, LLC	2,570,800	(5)	7.58%
033 Asset Management, LLC	2,231,294	(6)	6.53%
Mitchell Rubenstein and Laurie S. Silvers	1,375,246	(7)	4.05%
Deborah J. Simon	103,419	(8)	*
Harry T. Hoffman	83,254	(9)	*
Robert E. McAllan	81,843	(10)	*
Scott Gomez	77,536	(11)	*
Ira A. Rosenberg	32,000	(12)	*
Robert D. Epstein	0		*
All directors and executive officers of Hollywood Media as a group (7 persons)	1,753,297	(13)	5.11%

*	Less than 1%

(1)	Except as otherwise noted in the footnotes below, the address of each beneficial owner is in care of Hollywood Media Corp., 2255 Glades Road, Boca Raton, Florida 33431.

(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person’s or group’s ownership is deemed to include any shares of common stock that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Hollywood Media had 33,901,644 outstanding shares of common stock as of November 14 , 2007.

(3)	Based on Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2007, CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint D. Coghill have shared voting and shared dispositive power with respect to such shares and may be deemed to beneficially own such shares. The reported business address for these holders is One North Wacker Drive, Suite 4350, Chicago, IL 60606.

(4)	Based on a Schedule 13G filed with the SEC on January 26, 2007, Gruber and McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold have shared voting and shared dispositive power with respect to 2,471,765 shares, and each of Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold has sole voting and sole investment power over 534,208, 237,084 and 300 shares, respectively. The reported business address for these holders is 50 Osgood Place, Penthouse, San Francisco, CA 94133.

(5)	Based on Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2007, S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, S.A.C. Capital Associates, LLC, and Mr. Steven A. Cohen have shared voting and shared dispositive power with respect to such shares. Each of S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC and Mr. Cohen disclaim beneficial ownership of such shares. The reported address of the principal business office of (i) S.A.C. Capital Advisors, LLC and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902, (ii) S.A.C. Capital Management, LLC is 540 Madison Avenue, New York, New York 10022, and (iii) S.A.C. Capital Associates, LLC is P.O. Box 58, Victoria House, The Valley, Anguilla, British West Indies.

(6)	Based on a Schedule 13G filed with the SEC on February 13, 2007, 033 Asset Management, LLC, 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P. and 033 Growth International Fund, Ltd. have shared voting and shared dispositive power with respect to such shares, which include 268,818 shares subject to issuance pursuant to exercisable warrants. 033 Asset Management, LLC disclaims beneficial ownership of such shares. The reported business address for 033 Asset Management, LLC is 125 High Street, Suite 1405, Boston, Massachusetts 02110.

(7)	Mr. Rubenstein and Ms. Silvers beneficially own a combined aggregate of 1,294,246 outstanding shares of common stock and 81,000 shares of common stock issuable pursuant to exercisable stock options. The outstanding shares include 761,435 shares which are owned by Mitchell Rubenstein individually (including 10,508 shares held for his account in Hollywood Media’s 401(k) plan), 490,508 shares which are owned individually by Laurie S. Silvers, his wife (including 10,508 shares held for her account in Hollywood Media’s 401(k) plan), and 42,303 shares held by Mr. Rubenstein and Ms. Silvers jointly as tenants by the entireties.

(8)	Represents 18,165 outstanding shares of common stock, and 85,254 shares of common stock issuable pursuant to exercisable options.

(9)	Represents 13,000 outstanding shares of common stock, and 70,254 shares of common stock issuable pursuant to exercisable options.

(10)	Represents 1,408 outstanding shares of common stock, and 80,435 shares of common stock issuable pursuant to exercisable options.

(11)	Represents 22,535 outstanding shares of common stock (including 2,535 shares held for Mr. Gomez’s account in Hollywood Media’s
401(k) plan), and 55,000 shares of common stock issuable pursuant to exercisable options.

(12)	Represents 2,000 outstanding shares of common stock, and 30,000 shares of common stock issuable pursuant to exercisable options.

(13)	Represents an aggregate of 1,351,354 outstanding shares of common stock and 401,943 shares of common stock issuable pursuant to exercisable options.

EQUITY COMPENSATION PLAN INFORMATION
     Securities authorized for issuance under equity compensation plans. The following table sets forth information as of December 31, 2006, regarding compensation plans under which equity securities of Hollywood Media are authorized for issuance, aggregated by “Plan category” as indicated in the table:

AS OF DECEMBER 31, 2006
	Number of	Weighted average	Number of
	securities to be	exercise price per	securities
	issued upon	share of	remaining available
	exercise of	outstanding	for future issuance
	outstanding options,	options, warrants	under equity
	warrants and rights	and rights	compensation plans (1)
	(a)	(b)	(c)
Plan Category:
Equity compensation plans approved by security holders (2)	1,145,443	$4.45	909,803	(2)
Equity compensation plans not approved by security holders (3)	2,777,036	$4.30	—
Total	3,922,479	$4.29	909,803

(1)	Excluding securities reflected in column “(a).”

(2)	Hollywood Media has four shareholder-approved equity compensation plans: the 2004 Stock Incentive Plan, 2000 Stock Incentive Plan, 1993 Stock Option Plan, and the Directors Stock Option Plan. No additional grants of stock options may be made under the 1993 Stock Option Plan because the period for granting options under that plan expired in July 2003. In addition to stock options, each of the 2004 Stock Incentive Plan and the 2000 Stock Incentive Plan permit the granting of stock awards and other forms of equity compensation and, as of December 31, 2006, the number of shares available for granting additional awards was 699,694 shares under the 2004 Stock Incentive Plan and 191,052 shares under the 2000 Stock Incentive Plan. Additional information about such plans and awards is provided in Note (3) and other Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media’s 2006 Form 10-K filed with the SEC, a copy of which accompanies this Proxy Statement.

(3)	Equity compensation not approved by security holders consists primarily of warrants or other equity purchase rights granted to non-employees of Hollywood Media. Additional information about such equity compensation is provided in Note (3) and other Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media’s 2006 Form 10-K filed with the SEC, a copy of which accompanies this Proxy Statement.

EXECUTIVE OFFICERS
     The following table sets forth certain information concerning each executive officer of Hollywood Media as of the date of this Proxy Statement.

Name	Age	Position
Mitchell Rubenstein	53	Chairman of the Board and Chief Executive Officer
Laurie S. Silvers	55	Vice Chairman of the Board, President and Secretary
Scott A. Gomez	31	Chief Accounting Officer
     Hollywood Media’s executive officers are elected by the Board of Directors and serve at the discretion of the Board, subject to the terms and conditions of each officer’s employment agreement with Hollywood Media, if any.
     Mitchell Rubenstein. See “Election of Directors — Nominees and Members of the Board of Directors” above for biographical information about Mitchell Rubenstein.
     Laurie S. Silvers. See “Election of Directors — Nominees and Members of the Board of Directors” above for biographical information about Laurie S. Silvers.
     Scott A. Gomez joined Hollywood Media in April 2003 as Vice President of Finance and Accounting, and was appointed Chief Accounting Officer in May 2005. Mr. Gomez is responsible for accounting, financial and tax matters for Hollywood Media and its subsidiaries, including cash management, preparation of financial statements, and SEC reporting. Prior to joining Hollywood Media, Mr. Gomez was a Senior Accountant for Klein & Barreto, P.A., a public accounting firm, from July of 2001 to April of 2003. During his tenure with Klein & Barreto, Mr. Gomez worked closely with Hollywood Media on various matters including taxes. Previously, Mr. Gomez was a Senior Auditor with Arthur Andersen LLP, then a public accounting firm, and held other prior positions with such firm, during the period from August of 1999 to July of 2001. Mr. Gomez graduated from the University of Florida with a Masters of Accounting degree and is a Certified Public Accountant.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Compensation Policies and Objectives
     Hollywood Media’s executive compensation program, whose principal components generally consist of salary, bonus, and stock options and other stock incentive awards, is designed to achieve the following policies and objectives:
(a)	providing competitive base pay to attract, retain and motivate qualified management;

(b)	delivering performance-based bonuses when results, individual initiative and accomplishments warrant;

(c)	generating returns to shareholders over the long term; and

(d)	aligning management compensation with the achievement of Hollywood Media’s goals and performance.
     Management believes that its focus on these policies and objectives will benefit Hollywood Media, and ultimately its shareholders, in the long-term by facilitating Hollywood Media’s ability to attract and retain highly qualified executives who are committed to Hollywood Media’s long-term success.
Role of the Compensation Committee
     The Compensation Committee of the Board of Directors of Hollywood Media is responsible for approving, determining and/or making recommendations to the Board of Directors concerning the principal components of executive compensation for a defined set of upper level executives, including the Chief Executive Officer and the other named executive officers listed in the Summary Compensation Table below (collectively, the “Named Executive Officers”), including base salaries, bonuses, and stock options and other equity awards. The Compensation Committee, with input from the Chief Executive Officer and/or other executives, reviews the compensation of executive officers periodically, typically on a case by case basis, to assess and determine compensation under applicable considerations, including the compensation policies and objectives noted above. The Compensation Committee does not typically engage a compensation consultant for advice on Hollywood Media’s executive compensation program.
Setting Executive Compensation
     In approving executive officer compensation, the Compensation Committee generally reviews and considers, among other factors, each executive’s scope of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), contributions to Hollywood Media’s achievement of goals and performance, compensation levels at comparable companies and historical compensation levels, and the recommendations, analysis and other relevant information provided by Hollywood Media’s management and/or other resources that the Committee may wish to access. However, in making compensation decisions or recommendations the Compensation Committee does not generally apply any specific (formulaic) relationship between objective measures of corporate performance (such as stock price or financial results) to executive compensation, although the Compensation Committee may from time to time approve compensation arrangements or plans containing a quantitative formula for calculating a bonus or other aspects of compensation, as may be contained in the terms of an employment agreement or other compensation plan, award or arrangement.

Elements of Compensation
Base Salary
     The base salary for each of Hollywood Media’s executive officers is targeted to recognize that officer’s unique value, experience, and actual and potential contribution to Hollywood Media’s success. For 2006, Hollywood Media had three Named Executive Officers: Mitchell Rubenstein, its Chairman and Chief Executive Officer; Laurie S. Silvers, its President; and Scott Gomez, its Chief Accounting Officer. During 2006, the Named Executive Officers had preexisting employment agreements specifying salary and other compensation, and received salaries as provided in their respective employment agreements. The Compensation Committee previously approved these existing employment agreements. For additional information about these agreements, see “Employment Agreements with Named Executive Officers” below.
     The current salary structure for Mr. Rubenstein and Ms. Silvers, including their base salaries and provisions for annual cost-of-living adjustments, were established in 2003 pursuant to amendments to their then current employment agreements. In connection with approving the 2003 amendments, the Compensation Committee considered, among other things, the following factors: (i) various financial and operational achievements of Hollywood Media (and the efforts of Mr. Rubenstein and Ms. Silvers to facilitate such achievements), including but not limited to the launch of Hollywood Media’s digital cable television network and the successful launch and continued growth of MovieTickets.com; (ii) levels of compensation paid to CEOs, Presidents and other executive officers of other companies; and (iii) the personal cash flow assistance that Mr. Rubenstein and Ms. Silvers provided Hollywood Media, including, among other things, making available from their personal funds a line of credit for Hollywood Media to draw upon, and personally guaranteeing surety bonds on behalf of Hollywood Media. The current salary structure for Scott Gomez, including his base salary and predetermined annual raises, was established in 2005 pursuant to the terms of his existing employment agreement, which was approved by the Compensation Committee upon the recommendation of the Chief Executive Officer, who assisted with the negotiation of the terms of the agreement with Mr. Gomez.
Cash Bonuses
     In addition to compensation through base salaries, the Compensation Committee has the authority to grant cash bonus awards and may approve compensation plans or agreements to grant bonuses based on specified terms. Discretionary bonus awards vary depending on the Compensation Committee’s review and consideration of the factors noted above including the executive officer’s contribution to Hollywood Media’s achievement of its goals.
     On April 14, 2006, Scott Gomez received a $25,000 cash bonus, payable in accordance with the terms of his employment agreement. On September 19, 2006, the Compensation Committee of the Board of Directors approved the payment of cash performance bonuses in the amounts of $250,000 to Mr. Rubenstein, $150,000 to Ms. Silvers, and $125,000 to Mr. Gomez in recognition of their respective contributions to the sale of Hollywood Media’s wholly-owned subsidiary Baseline Acquisitions Corp (“BAC”). When considering and approving these discretionary bonuses, the Compensation Committee did not apply any specific quantitative relationship between objective measures of corporate performance and such compensation.

Other Benefits
     Perquisites
     Although perquisites are not a primary aspect of Hollywood Media’s executive compensation, Hollywood Media provided its Named Executive Officers with the following perquisites during 2006:
     Automobile Allowance. The employment agreement between Hollywood Media and Mitchell Rubenstein provides that Mr. Rubenstein is entitled to an automobile allowance of $650 per month. In addition, the employment agreement between Hollywood Media and Laurie S. Silvers provides that Ms. Silvers is entitled to an automobile allowance of $650 per month.
     Insurance Coverage. Hollywood Media provides the Named Executive Officers and their dependants with medical, dental, disability and life insurance coverage at the sole expense of Hollywood Media.
     401(k) Plan
     Hollywood Media maintains a 401(k) retirement savings plan (the “Plan”) for all of its full time employees, including the Named Executive Officers, who have completed six (6) months of employment with Hollywood Media or any of its subsidiaries. Each participant may contribute to the Plan up to a specified portion of his or her pre-tax gross compensation in accordance with the Plan’s limitations (but not greater than the statutorily prescribed limit). Amounts contributed by employee participants in accordance with the Plan requirements and earnings on such contributions are fully vested. The contributions by employees to the Plan may be invested in such investments as selected by each participant from the investment choices provided under the Plan (but may not be invested in securities of Hollywood Media).
     The Plan permits, but does not require, Hollywood Media to make additional contributions on behalf of the participating employees in the form of cash and/or property (including without limitation shares of common stock of Hollywood Media), as determined by Hollywood Media in its discretion. Hollywood Media will determine on an annual basis whether a matching contribution will be made and, if so, at what level of contribution. For the fiscal year ended December 31, 2006, Hollywood Media elected to make a matching contribution for each participating employee equal to half of the first 8% of the employee’s deferral, payable in shares of common stock of Hollywood Media. The matching contributions vest 25% per year of employment of the participating employee, with such employee becoming fully vested in any matching contributions after four years of employment.
     Stock Option Grants and Equity-Based Compensation
     Management believes that stock options and other equity-based compensation is an important part of its executive compensation program as it serves to provide significant performance incentives to the executive officers, including the objective of aligning the interests of the executive officers with the interests of Hollywood Media’s stockholders.
     The Compensation Committee and the Stock Option Committee act as the administrators of Hollywood Media’s equity compensation plans for executives and other employees, which plans include the 2000 Stock Incentive Plan and the 2004 Stock Incentive Plan. The Committees’ functions include, among other things: (i) selecting plan participants; (ii) determining the timing of any awards under the plans; (iii) determining the types of awards to be granted under the plans; (iv) determining the amount of awards to be granted to each participant under the plans; and (v) determining the exercise price, vesting and other terms of the awards granted under the plans.
     During the fiscal year ended December 31, 2006, no stock options or other equity-based compensation awards were granted to Mitchell Rubenstein, Laurie S. Silvers and Scott Gomez, the Named Executive Officers.
Policy on Deductibility of Compensation
     Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deduction to public companies for annual compensation in excess of $1 million paid to an executive who is the chief executive officer or who is one of its other four most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable upon attainment of pre-established, objective performance goals under a plan approved by stockholders (stock options often qualify for such exclusion). It is the policy of Hollywood Media’s management and the Compensation Committee to consider potential adverse impact of Section 162(m) on Hollywood Media in connection with structuring executive compensation and, if and to the extent deemed necessary and appropriate under the circumstances, take steps intended to limit such adverse impact, while at the same time preserving the objective of providing compensation including incentive or equity-based awards as deemed appropriate by the Committee. The Compensation Committee intends to coordinate with management in evaluating the applicability and implications of Section 162(m) to Hollywood Media’s compensation programs and arrangements, but also intends to retain the flexibility necessary to provide cash and other compensation consistent with Hollywood Media’s compensation objectives.
Compensation Committee Report
     Hollywood Media’s Compensation Committee has reviewed and discussed the above “Compensation Discussion and Analysis” with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.
Harry T. Hoffman
Deborah J. Simon
Ira A. Rosenberg

Summary Compensation Table
     The following table summarizes the total compensation paid to or earned by each of Hollywood Media’s Named Executive Officers for the fiscal year ended December 31, 2006.

								Change in Pension
								Value and
								Non-Qualified
							Non-Equity	Deferred
Name and				Stock		Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards		Awards	Compensation	Earnings	Compensation		Total
Mitchell Rubenstein	2006	$424,356	$250,000	$325,000	(1)	—	—	—	$20,847	(2)	$1,020,203
Chief Executive Officer

Laurie S. Silvers	2006	$371,312	$150,000	$325,000	(1)	—	—	—	$26,555	(3)	$872,867
President

Scott Gomez	2006	$192,404	$150,000	—		—	—	—	—	(4)	$342,404
Chief Accounting Officer

(1)	This stock award was granted in August 2004, and the amount in the table above reflects the portion of the shares that vested during 2006, as calculated on the basis described below. A total of 400,000 shares of restricted common stock were granted to the named officer on August 20, 2004, which shares vest over four years at the rate of 25,000 shares (or 6.25%) per calendar quarter, commencing with the first vesting on October 1, 2004. The amount in the table above represents the value recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with FAS 123R as a result of the vesting of 100,000 shares of restricted common stock during the 2006 fiscal year, based on the $3.25 closing market price per share of Hollywood Media’s common stock as of August 19, 2004, the date immediately preceding the grant date.

(2)	Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $7,500, consisting of 1,786 shares of common stock of Hollywood Media valued using the closing market price per share as of the last day of 2006, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $5,547 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(3)	Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $7,500, consisting of 1,786 shares of common stock of Hollywood Media valued using the closing market price per share as of the last day of 2006, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $11,255 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(4)	As permitted under Item 402 of Regulation S-K, perquisites and other personal benefits less than the applicable reporting threshold have been excluded. Such amounts may be excluded under the rule if the aggregate amount of such compensation is less than $10,000.
Grants of Plan-Based Awards
     Hollywood Media maintains the 2004 Stock Incentive Plan and the 2000 Stock Incentive Plan pursuant to which grants may be made to the Named Executive Officers. No incentive plan awards were made to the Named Executive Officers during the fiscal year ended December 31, 2006.

Employment Agreements with Named Executive Officers
     Employment Agreements with Chief Executive Officer and President. In 1993, Hollywood Media entered into employment agreements with each of Mitchell Rubenstein, to serve as Chairman and Chief Executive Officer, and Laurie S. Silvers, to serve as Vice Chairman and President. The current terms of these agreements, as amended, are described below. These agreements were last amended in November 2004.
     As of December 1, 2006, the terms of both agreements were automatically extended through December 31, 2007 under the annual renewal provisions of the agreements. The terms of each of the employment agreements are automatically extended for successive one-year terms unless Hollywood Media or the executive officer gives written notice to the other at least 30 days prior to the then-scheduled expiration date. Each of the employment agreements provides for an annual salary (subject to automatic cost-of-living increases based on changes in the consumer price index), an annual bonus in an amount determined by the Board of Directors at its discretion, and an automobile allowance of $650 per month. Pursuant to amendments made in 2003, the agreements provide for annual salaries commencing July 1, 2003 of $400,000 for Mr. Rubenstein and $350,000 for Ms. Silvers. After giving effect to annual cost-of-living adjustments, the current annual salary rates are $437,913 for Mr. Rubenstein and $383,174 for Ms. Silvers.
     On October 1, 2007 Hollywood Media announced that Mr. Rubenstein and Ms. Silvers decided, as part of Hollywood Media’s cost-savings initiative, to forgo their salaries for the remainder of 2007 and will not accept any annual bonus for the 2007 fiscal year.
     Pursuant to amendments made in 2003, the employment agreements provide for Hollywood Media to make certain payments to Mr. Rubenstein and Ms. Silvers in the event that Hollywood Media or its subsidiaries or affiliates enter into agreements to carry Hollywood.com Television with (a) two additional Multiple System Operators (“MSOs”) that are among the largest eight MSOs (excluding Cox Communications and Cablevision Systems Corp.), or (b) with Comcast Corporation. This condition was subsequently satisfied and, as a result, the amendments provide that each such executive officer shall be entitled to payments equivalent to five percent of the net income (as determined in accordance with GAAP) generated operationally by each of the Hollywood.com Television and Hollywood.com divisions of Hollywood Media and, if Hollywood.com Television and/or Hollywood.com were to be sold by Hollywood Media, the executive can elect to receive five percent of the net sale proceeds generated from the sale of such division(s) in lieu of the net income payments continuing after the sale. The employment agreements provide that these payment rights, once earned during the employment term, survive termination or expiration, for any reason, of the executive’s employment with Hollywood Media. Mr. Rubenstein and Ms. Silvers have not received any payments to date under these provisions.
     Pursuant to amendments made in 2004 to their respective employment agreements, the Chief Executive Officer and the President were each granted 400,000 shares of restricted common stock of Hollywood Media, issued under Hollywood Media’s shareholder-approved 2000 Stock Incentive Plan, which shares vest over the course of four years at the rate of 25,000 shares (or 6.25%) on the first day of each calendar quarter until fully vested, commencing in the fourth quarter of 2004, subject to accelerated vesting upon certain events including a Change of Control or in the event that the executive’s employment is terminated without cause, or if the executive resigns within 60 days after the occurrence of “Good Reason” (as defined in the employment agreements). These shares may not be sold, pledged or otherwise transferred until vested.

     Employment Agreement with Chief Accounting Officer. On May 19, 2005, Hollywood Media entered into an employment agreement with Scott Gomez, the Chief Accounting Officer of Hollywood Media. The term of employment expires on April 13, 2010, unless terminated earlier, subject to automatic extensions for additional one-year periods unless any party gives notice of termination at least thirty days prior to the expiration date. Compensation under the agreement includes annual base salary of $175,000 effective as of April 14, 2005, subject to annual salary increases of $25,000, a $25,000 cash bonus within ten days of the signing of the agreement as well as annual $25,000 cash bonuses on each anniversary date of his employment with Hollywood Media, and a grant of options to purchase 25,000 shares of Hollywood Media’s common stock at a price equal to the closing sale price of the common stock on the trading day immediately preceding the date of the employment agreement. The options were fully vested on the date of grant and have a five-year term. The current annual salary rate for Mr. Gomez is $225,000. On August 9, 2006, Hollywood Media and Mr. Gomez amended and restated the original five-year employment agreement. In addition to the terms of the original employment agreement, the amended and restated employment agreement provides that, in the event of a “Change of Control” of Hollywood Media (as such term is defined in the amended and restated employment agreement), Mr. Gomez will be entitled to receive a lump sum payment in cash equal to the salary and annual bonuses payable to Mr. Gomez under the agreement for the two year period following the date of such Change of Control, subject to the additional terms set forth in the amended and restated employment agreement.
     Additional terms of the employment agreements with the Named Executive Officers are described below under the caption “Potential Payments upon Termination or Change-in-Control.”
Outstanding Equity Awards at Year-End
     The following table sets forth information regarding outstanding option and stock awards held by the Named Executive Officers at December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards					Stock Awards
									Equity
			Equity						Incentive	Equity Incentive
			Incentive Plan						Plan Awards:	Plan Awards:
			Awards:						Number of	Market or
	Number of	Number of	Number of			Number of			Unearned	Payout Value of
	Securities	Securities	Securities			Shares or	Market Value		Shares, Units	Unearned
	Underlying	Underlying	Underlying			Units of	of Shares or		or Other	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Units of Stock		Rights That	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	That Have		Have Not	That Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Not Vested ($)		Vested (#)	Vested (#)
Mitchell Rubenstein	81,000	—	—	$1.30	7/01/2008	175,000	$735,000	(1)	—	—
Laurie S. Silvers	—	—	—	—	—	175,000	$735,000	(1)	—	—
Scott Gomez	20,000	—	—	$0.88	4/21/2008	—	—		—	—
	25,000	—	—	$4.44	5/19/2009
	10,000	—	—	$4.28	12/28/2010

(1)	The market value of the unvested shares of Hollywood Media’s common stock is based on the closing price per share as of December 29, 2006, which was $4.20.

Option Exercises and Stock Vested
     The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during 2006 for each of Hollywood Media’s Named Executive Officers on an aggregated basis:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)	Acquired on Vesting (#)		on Vesting ($)
Mitchell Rubenstein	—	—	100,000	(1)	$422,250	(2)
Laurie S. Silvers	—	—	100,000	(1)	$422,250	(2)
Scott Gomez	—	—	—		—

(1)	Represents the portion of the 400,000 shares of restricted common stock that were granted to the named officer on August 20, 2004 that vested during the fiscal year ended December 31, 2006.

(2)	The aggregate dollar amount realized upon vesting is based on the closing price per share of Hollywood Media’s common stock on each of the vesting dates that occurred during the fiscal year ended December 31, 2006, as follows: (a) 25,000 shares vested on January 1, 2006, at a closing price of $4.31; (b) 25,000 shares vested on April 1, 2006, at a closing price of $4.85; (c) 25,000 shares vested on July 1, 2006, at a closing price of $3.82; and (d) 25,000 shares vested on October 1, 2006, at a closing price of $3.91.
Pension Benefits
     Hollywood Media does not provide pension arrangements or post-retirement health coverage for its executives or employees. It does provide a 401(k) retirement savings plan (the “Plan”) for all of its full time employees, including the Named Executive Officers, who have completed six (6) months of employment with Hollywood Media or any of its subsidiaries. Each participant may contribute to the Plan up to a specified portion of his or her pre-tax gross compensation in accordance with the Plan’s limitations (but not greater than the statutorily prescribed limit). Amounts contributed by employee participants in accordance with the Plan requirements and earnings on such contributions are fully vested. The contributions by employees to the Plan may be invested in such investments as selected by each participant from the investment choices provided under the Plan (but may not be invested in securities of Hollywood Media).
     The Plan permits, but does not require, Hollywood Media to make additional contributions on behalf of the participating employees in the form of cash and/or property (including without limitation shares of common stock of Hollywood Media), as determined by Hollywood Media in its discretion. Hollywood Media will determine on an annual basis whether a matching contribution will be made and, if so, at what level of contribution. For the fiscal year ended December 31, 2006, Hollywood Media elected to make a matching contribution for each participating employee equal to half of the first 8% of the employee’s deferral, payable in shares of common stock of Hollywood Media. The matching contributions vest 25% per year of employment of the participating employee, with such employee becoming fully vested in any matching contributions after four years of employment.
Nonqualified Deferred Compensation
     Hollywood Media does not provide any nonqualified defined contribution or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control
Mitchell Rubenstein — Chief Executive Officer
     Pursuant to the current employment agreement between Hollywood Media and Mitchell Rubenstein, discussed under the caption “Employment Agreements with Named Executive Officers” above, upon a termination of Mr. Rubenstein’s employment by Hollywood Media for any reason other than death, disability or “Cause” (as defined in the employment agreement), Mr. Rubenstein will continue to receive his salary until the expiration of the then current term of the employment agreement. For purposes of this agreement, a termination by Hollywood Media of Laurie S. Silvers’ employment without Cause will constitute a termination without Cause of Mr. Rubenstein. In the event of a termination of employment by Hollywood Media as a result of Mr. Rubenstein’s disability, Mr. Rubenstein will continue to receive his salary and benefits (to the extent permissible by law) for a period of 12 months after such termination. Finally, in the event of a termination of employment by Hollywood Media as a result of Mr. Rubenstein’s death, Mr. Rubenstein’s estate will be entitled to receive a lump sum payment equal to one year’s base salary plus a pro rata portion of any bonus to which Mr. Rubenstein would have been entitled. Assuming that Mr. Rubenstein’s employment was terminated by Hollywood Media on December 31, 2006 without Cause or as a result of Mr. Rubenstein’s disability, Mr. Rubenstein would be entitled to receive $437,913 in salary through December 31, 2007, the expiration of the then current term and the 12 month period following termination, plus $7,800 in automobile allowance and approximately $5,547 in insurance coverage for termination as a result of disability. Assuming that this agreement was terminated on December 31, 2006 as a result of Mr. Rubenstein’s death, Mr. Rubenstein’s estate would be entitled to receive a lump sum payment of $437,913.
     Under Mr. Rubenstein’s current employment agreement, if a “Change of Control” (as defined in the employment agreement) occurs during the term of employment, the employment agreement provides for the continued employment of Mr. Rubenstein until the earlier of two years following the Change of Control or the then-scheduled expiration date of the term of employment. Assuming the occurrence of a Change of Control on December 31, 2006, Mr. Rubenstein would be entitled to receive $437,913 in salary for his continued employment through December 31, 2007, the expiration of the then current term. In addition, following a Change of Control, if (a) Mr. Rubenstein’s employment is terminated by Hollywood Media during the term of the agreement, (b) there is a material reduction in Mr. Rubenstein’s compensation or benefits, or a material change in his working conditions, management responsibilities or title, and Mr. Rubenstein terminates his employment within 60 days of any such occurrence, or (c) Mr. Rubenstein terminates his employment within sixty days following the Change of Control for any reason, Mr. Rubenstein will receive a lump sum payment equal to three times the base salary and bonuses paid or payable to him during or with respect to the 12 month period preceding the date of termination, to be paid within 15 business days of the date of termination. Assuming the occurrence of a Change of Control and the termination of Mr. Rubenstein’s employment for any of the aforementioned reasons on December 31, 2006, Mr. Rubenstein would be entitled to receive a lump sum payment of $2,023,068.
     Under Mr. Rubenstein’s current employment agreement, the term “Change of Control” is defined to mean (i) any person’s or group’s acquisition of 20% or more of the combined voting power of Hollywood Media’s outstanding securities (other than as a result of an issuance of securities initiated by Hollywood Media, or open market purchases approved by the Board of Directors of Hollywood Media, as long as the majority of the Board approving the purchases is the majority at the time the purchases are made), (ii) in the event of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of Hollywood Media prior to such transaction ceasing to constitute a majority of the Board of Directors following the transaction, or (iii) the sale or transfer of Hollywood Media in its entirety or all or substantially all of its assets through any structure or form of transaction, including, but not limited to, a direct or indirect acquisition, merger, consolidation, restructuring, liquidation or any similar or related transaction.

     As discussed further under the caption “Employment Agreements with Named Executive Officers” above, pursuant to an amendment made to his employment agreement in 2003, Mr. Rubenstein earned the right to receive annual payments equivalent to five percent of the net income (as determined in accordance with GAAP) generated operationally by each of the Hollywood.com Television and Hollywood.com divisions of Hollywood Media. In addition, if Hollywood.com Television and/or Hollywood.com were to be sold by Hollywood Media, Mr. Rubenstein can elect to receive five percent of the net sale proceeds generated from the sale of such division(s) in lieu of the net income payments continuing after the sale. The employment agreement provides that these payment rights survive termination or expiration, for any reason, of Mr. Rubenstein’s employment with Hollywood Media. In addition, Mr. Rubenstein is not entitled to any additional payments upon a Change of Control as a result of these provisions. For purposes of quantifying this interest, Hollywood Media is relying on valuation analyses performed by an independent valuation expert as of October 1, 2006 in connection with Hollywood Media’s annual impairment review under SFAS No. 142 conducted in preparing Hollywood Media’s 2006 financial statements. As a result of the impairment study which utilized various assumptions and methodologies for purposes of deriving a range of potential value estimates, the fair value of the Hollywood.com Television and Hollywood.com divisions was estimated at approximately $28,156,796. Assuming that Mr. Rubenstein’s employment was terminated on December 31, 2006, the present value of the potential future payments under Mr. Rubenstein’s five percent interest after such termination, based on the fair value estimate and factoring in a minority interest discount of 10%, is estimated at approximately $1,267,056.
     Pursuant to an amendment made to his employment agreement in 2004, Mr. Rubenstein was granted 400,000 shares of restricted common stock of Hollywood Media, issued under Hollywood Media’s shareholder-approved 2000 Stock Incentive Plan, which shares vest over the course of four years at the rate of 25,000 shares (or 6.25%) on the first day of each calendar quarter until fully vested, commencing in the fourth quarter of 2004. These shares may not be sold, pledged or otherwise transferred until vested. In the event of (A) a Change of Control, (B) the termination of Mr. Rubenstein’s employment by Hollywood Media without Cause or (C) Mr. Rubenstein’s resignation within 60 days after the occurrence of “Good Reason” (as defined in his employment agreement), any unvested shares shall immediately vest in full. Assuming the occurrence on December 31, 2006 of any of the aforementioned events, Mr. Rubenstein would realize $735,000 in value upon such accelerated vesting, representing the market value of the 175,000 unvested shares at the $4.20 closing price per share as of December 29, 2006.
Laurie S. Silvers — President
     The current employment agreement between Hollywood Media and Laurie S. Silvers, discussed under the caption “Employment Agreements with Named Executive Officers” above, contains termination provisions that are identical to the termination provisions described above for Mr. Rubenstein. Assuming that Ms. Silvers’ employment was terminated by Hollywood Media on December 31, 2006 without Cause or as a result of Ms. Silvers’ disability, Ms. Silvers would be entitled to receive $383,174 in salary through December 31, 2007, the expiration of the then current term and the 12 month period following termination, plus $7,800 in automobile allowance and approximately $11,907 in insurance coverage for termination as a result of disability. Assuming that this agreement was terminated on December 31, 2006 as a result of Ms. Silvers’ death, Ms. Silvers’ estate would be entitled to receive a lump sum payment of $383,174.
     Ms. Silvers’ current employment agreement also contains Change of Control provisions that are identical to the Change of Control provisions described above for Mr. Rubenstein. Assuming the occurrence of a Change of Control on December 31, 2006, Ms. Silvers would be entitled to receive $383,174 in salary for her continued employment through December 31, 2007, the expiration of the then current term. Assuming the occurrence of a Change of Control and the termination of Ms. Silvers’ employment on December 31, 2006 for any of the reasons described for Mr. Rubenstein above, Ms. Silvers would be entitled to receive a lump sum payment of $1,563,936.

     As discussed further under the caption “Employment Agreements with Named Executive Officers” above, pursuant to an amendment made to her employment agreement in 2003, Ms. Silvers earned the same rights to payments of five percent of the future net income of the Hollywood.com Television and Hollywood.com divisions of Hollywood Media, or five percent of the net proceeds from the sale of such divisions, as described for Mr. Rubenstein above. Assuming that Ms. Silvers’ employment was terminated on December 31, 2006, the present value of the potential future payments under Ms. Silvers’ five percent interest after such termination, based on the fair value estimate and factoring in a minority interest discount of 10%, is estimated at approximately $1,267,056.
     Pursuant to an amendment made to her employment agreement in 2004, Ms. Silvers was granted 400,000 shares of restricted common stock of Hollywood Media on the same terms as the shares issued to Mr. Rubenstein (described above). Assuming the occurrence on December 31, 2006 of any of the acceleration events described for Mr. Rubenstein above, Ms. Silvers would realize $735,000 in value upon the accelerated vesting of the unvested portion of such restricted shares, representing the market value of the 175,000 unvested shares at the $4.20 closing price per share as of December 29, 2006.
Scott Gomez — Chief Accounting Officer
     Pursuant to the current employment agreement between Hollywood Media and Scott Gomez, discussed under the caption “Employment Agreements with Named Executive Officers” above, in the event of the termination of Mr. Gomez’s employment by Hollywood Media without “Cause” or by Mr. Gomez for “Good Reason” (as such terms are defined in the employment agreement) at any time prior to April 13, 2010, Mr. Gomez will be entitled to receive any bonuses earned as of the date of termination as well as payment of his base salary for the shorter of two years or the remainder of his employment period (the “Termination Payments”). Hollywood Media has the right, in its sole discretion, to pay all or any portion of the Termination Payments in registered shares of its common stock; provided, that Hollywood Media will guarantee the net proceeds from sales of such shares by Mr. Gomez within 180 days of issuance. Assuming that this agreement was terminated on December 31, 2006 without Cause or for Good Reason, Mr. Gomez would be entitled to receive $460,890 in aggregate salary payments through December 31, 2008, the expiration of the two year period following termination.
     Under Mr. Gomez’s current employment agreement, if a “Change of Control” (as defined in the employment agreement) occurs during the term of employment, then Mr. Gomez will be entitled to receive a cash payment equal to the salary and annual bonuses payable to Mr. Gomez under the agreement for the two year period following the date of such Change of Control (the “Change of Control Payment”), with 50% of the Change of Control Payment payable upon the date of the Change of Control and 50% of the Change of Control Payment to be held in an interest bearing account and paid to Mr. Gomez six months after the date of the Change of Control. As a condition to receiving the second 50% of the Change of Control Payment, Mr. Gomez shall continue his employment during a transition period of at least six months following the date of the Change of Control irrespective of the length of time remaining on the term of the agreement (the “Transition Period”); provided, that the Transition Period may be extended by Hollywood Media up to an additional six months. During the Transition Period and any extension thereof, the base salary payable to Mr. Gomez in accordance with the terms of the employment agreement shall be increased by 50%. If Mr. Gomez’s employment is terminated without Cause or for Good Reason during the Transition Period, Mr. Gomez would be entitled to receive, in lieu of the Termination Payments described above, a lump sum payment equal to (a) any unpaid portion of the Change of Control Payment (plus accrued interest) plus (b) the unpaid portion of the aggregate increased base salary that would have been payable to him during the Transition Period if such termination had not occurred. Assuming the occurrence of a Change of Control on December 31, 2006, Mr. Gomez would be entitled to receive (i) a Change of Control Payment of $510,890, with $255,455 payable on December 31, 2006 and $255,455 (plus accrued interest) payable on June 30, 2007, and (ii) at a minimum, an increased salary of $156,780 payable over the first six months of the Transition Period. Assuming further that Mr. Gomez’s employment was terminated without Cause or for Good Reason immediately following the Change of Control on December 31, 2006, he would be entitled to receive a lump sum payment of $667,670 (in lieu of the payments described in the preceding sentence or any Termination Payments).
     Finally, if a Change of Control occurs within six months after the termination of the employment agreement without Cause or for Good Reason (or within 12 months of such termination if, prior to such termination, Hollywood Media was involved in documented negotiations that resulted in such Change of Control), then Mr. Gomez shall be entitled to receive, in lieu of receiving any additional Termination Payments as described above, a lump sum payment equal to (A) the Change of Control Payment plus (B) the aggregate increased base salary that would have been payable to him during the Transition Period if such termination had not occurred minus (C) any Termination Payments paid to Mr. Gomez prior to the date of the Change of Control. Assuming the occurrence of a Change of Control on December 31, 2006, Mr. Gomez would be entitled to receive a lump sum payment of $667,670.

Director Compensation
     The following table sets forth information regarding the compensation received by each of Hollywood Media’s Directors during 2006:

						Change in Pension
						Value and
						Non-Qualified
	Fees Earned				Non-Equity	Deferred
	or Paid	Stock	Option		Incentive Plan	Compensation	All Other
Name	in Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Mitchell Rubenstein, Chairman	—	—	—		—	—	—	—
Laurie S. Silvers, Vice Chairman	—	—	—		—	—	—	—
Harry T. Hoffman	$12,500	—	$49,200	(1)	—	—	—	$61,700
Robert E. McAllan	$12,500	—	$49,200	(1)	—	—	—	$61,700
Deborah J. Simon	$ 3,500	—	$49,200	(1)	—	—	—	$52,700
Ira A. Rosenberg	$ 9,500	—	$49,200	(1)	—	—	—	$58,700

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with FAS 123R. The amount was computed based on the grant date fair value of the 15,000 options granted to the director on June 8, 2006, with an exercise price of $4.14 per share, using the Black-Scholes option valuation model (which uses various assumptions in the calculation of the fair value).

The table below shows the aggregate number of shares subject to all outstanding stock options held by the named directors as of December 31, 2006, all of which options were granted under the Directors Stock Option Plan for non-employee directors (described below). Ms. Silvers and Mr. Rubenstein are executive officers of Hollywood Media and their compensation is reported above, prior to this “Director Compensation” discussion.

Total Options Held at 12/31/2006
Name	(# of shares)
Harry T. Hoffman	70,254
Robert E. McAllan	82,435
Deborah J. Simon	85,254
Ira A. Rosenberg	30,000
Retainer and Meeting Fees
     Directors of Hollywood Media who are neither employees nor consultants (“non-employee directors”) are compensated at the rate of $2,500 for each meeting of the Board of Directors attended in person, $500 for each meeting of the Board attended by telephone, and $500 for each committee meeting attended. Directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings.

Directors Stock Option Plan
     Hollywood Media’s shareholder-approved Directors Stock Option Plan (the “Directors Plan”) provides for automatic grants of stock options to each non-employee director, as follows: (1) an initial grant of an option to purchase 15,000 shares of common stock at the time such person first becomes appointed or elected to the Board, and (2) an annual grant of an option to purchase 15,000 shares of common stock on the date of each annual meeting of Hollywood Media’s shareholders at which the director is reelected. The maximum aggregate number of shares of common stock that may be issued pursuant to options granted under the Directors Plan is 300,000, of which only 15,000 shares have been issued over the life of the plan to date, and options are currently outstanding for an aggregate of 265,943 shares, resulting in a remaining balance of 19,057 shares available for future option grants. Accordingly, no stock options are expected to be issued under the Directors Plan in connection with the election of directors at the upcoming 2007 annual meeting of shareholders, because such 19,057 available shares are insufficient to satisfy the formula requirements.
     The exercise price per share of any option granted under the Directors Plan is the “Fair Market Value” per share of common stock (based on the prevailing stock market price per share of common stock, as defined in the Directors Plan) on the date preceding the date the option is granted. These options become exercisable six months after the date of grant and expire ten years after the date of grant, subject to earlier termination upon certain conditions as provided in the plan. The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan. No grants may be made under the Directors Plan after July 1, 2008 unless the plan is extended.
Compensation Committee Interlocks and Insider Participation.
     The members of Hollywood Media’s Compensation Committee during 2006 were and currently are Harry T. Hoffman, Deborah J. Simon and Ira A. Rosenberg. No member of the Compensation Committee was at any time during the 2006 fiscal year or at any other time an officer or employee of Hollywood Media. No member of the Compensation Committee had any relationship during the 2006 fiscal year requiring disclosure under Item 404 or paragraph (e)(4)(iii) of Item 407 of SEC Regulation S-K.

AUDIT MATTERS
Report of the Audit Committee
     The primary responsibility of the Audit Committee is to assist with oversight of Hollywood Media’s financial reporting process on behalf of the Board of Directors. Hollywood Media’s management is responsible for Hollywood Media’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Hollywood Media’s independent registered public accounting firm is responsible for auditing Hollywood Media’s financial statements and expressing an opinion, based on the audit, as to the conformity of those audited financial statements with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies on information provided to us by Hollywood Media’s management and the independent registered public accounting firm, including representations of management and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with generally accepted accounting principles. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that Hollywood Media’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of Hollywood Media’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).
     The Audit Committee meets with Hollywood Media’s independent registered public accounting firm and management to discuss the overall scope and plans for the audit, and to discuss the results of the independent registered public accounting firm’s examinations and their evaluations of Hollywood Media’s internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Hollywood Media’s audited financial statements for the year ended December 31, 2006 with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of Hollywood Media’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the independent registered public accounting firm the auditors’ independence from management and Hollywood Media, including the matters covered by the written communications provided by the independent registered public accounting firm. The Audit Committee has also considered whether the provision of non-audit services provided by the independent registered public accounting firm, if any, is compatible with maintaining the independent registered public accounting firm’s independence.
     Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that Hollywood Media’s audited financial statements be included in Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.
Respectfully,
Members of the Audit Committee
Harry T. Hoffman
Robert E. McAllan
Deborah J. Simon

Appointment of Independent Registered Public Accounting Firm; Attendance at Meeting
     The firm of Kaufman Rossin & Co., P.A. (“Kaufman”) served as Hollywood Media’s independent registered public accounting firm for the fiscal year ended December 31, 2006. Hollywood Media has reappointed Kaufman to serve as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2007. See “Proposal to Ratify the Selection of Independent Registered Public Accounting Firm” below. Representatives of Kaufman are not expected to be present at the Meeting.
Independent Registered Public Accounting Firm’s Fees and Services
     The following table shows fees billed to Hollywood Media by independent registered public accounting firms for each of the two fiscal years ended December 31, 2005 and 2006, respectively, for services rendered in the specified categories indicated below.

	2006	2005
Type of Fees	Kaufman Rossin & Co., P.A.	Kaufman Rossin & Co., P.A.		Ernst & Young LLP
Audit Fees	$969,232	$967,872	*	$167,090	*
Audit-Related Fees	—	—		—
Tax Fees	—	—		—
All Other Fees	—	—		—
Total	$969,232	$967,872		$167,090

*	Kaufman was engaged as Hollywood Media’s principal auditing firm in June 2005. The indicated fees of Ernst & Young LLP (“Ernst”) for 2005 were for Ernst’s SAS 100 review of interim unaudited financial statements for the quarter ended March 31, 2005, which review was conducted prior to Hollywood Media’s engagement of Kaufman, and did not include any audit fees.
The fee types referenced in the above table, are defined as follows:
     “Audit Fees” are aggregate fees billed by Hollywood Media’s principal auditing firm for professional services for the audit of Hollywood Media’s consolidated financial statements included in its Form 10-K, for the audit of management’s report on its assessment of the effectiveness of Hollywood Media’s internal controls over financial reporting included in its Form 10-K, for review of financial statements included in its Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
     “Audit-Related Fees” are fees billed by Hollywood Media’s principal auditing firm for assurance and related services that are reasonably related to the performance of the audit or review of Hollywood Media’s financial statements. Such services include principally services associated with reports related to regulatory filings, and general accounting and reporting advice.
     “Tax Fees” are fees billed by Hollywood Media’s principal auditing firm for professional services for tax compliance, tax advice, and tax planning.
     “All Other Fees” are fees billed by Hollywood Media’s principal auditing firm for any services not included in the forgoing fee categories.

Audit Committee Pre-Approval Policies and Procedures
     SEC rules require that audit services and permitted non-audit services provided by our principal auditing firm be pre-approved by our Audit Committee. Such rules permit such pre-approval to be given either through explicit approval by the Audit Committee on a case-by-case basis, or pursuant to pre-approval policies and procedures as may be established by the Audit Committee from time to time.
     For the period January 1, 2005 through the date of this Proxy Statement, the Audit Committee has not adopted pre-approval policies covering such period or future periods. Accordingly, any services provided by our principal auditing firm during the period January 1, 2005 through the date of this Proxy Statement were approved by the Audit Committee on a case-by-case basis. However, in the future the Audit Committee may adopt pre-approval policies and procedures in accordance with applicable rules.
Change of Independent Registered Public Accounting Firm in 2005
     Resignation of Ernst & Young LLP
     As previously reported in Hollywood Media’s Current Reports on Form 8-K filed on May 10 and May 20 of 2005, respectively, on May 4, 2005 Hollywood Media was informed by Ernst & Young LLP (“Ernst”), that Ernst would be resigning as Hollywood Media’s independent registered public accounting firm following completion of services related to the review of Hollywood Media’s interim financial statements for the quarter ended March 31, 2005. In response, Hollywood Media’s Audit Committee began the process of seeking the engagement of a new independent registered public accounting firm. On May 16, 2005, after the filing with the Securities and Exchange Commission of Hollywood Media’s Form 10-Q for the quarterly period ended March 31, 2005, Ernst’s resignation became effective. Hollywood Media’s Audit Committee accepted, but did not recommend or approve, Ernst’s resignation.
     The reports of Ernst on Hollywood Media’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in connection with Ernst’s report on the financial statements for the year ended December 31, 2003 included in Hollywood Media’s Form 10-K, certain information contained in the financial statements for the year ended December 31, 2001, which were audited by other auditors who had ceased operations, was excluded from the scope of work performed by Ernst.
     During the fiscal years ended December 31, 2004 and 2003, and thereafter through the effective date of Ernst’s resignation, there were no disagreements with Ernst on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Ernst, would have caused Ernst to make reference to the subject matter of the disagreements in connection with its reports.
     During the fiscal years ended December 31, 2004 and 2003, and thereafter through the effective date of Ernst’s resignation, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, other than (i) in Hollywood Media’s Amendment No. 1 to its Annual Report on Form 10-K/A, which Hollywood Media filed with the Securities and Exchange Commission on May 2, 2005, Management’s Annual Report on the Internal Control over Financial Reporting stated, and Ernst’s report on internal controls reiterated, that because of the material weaknesses disclosed in those reports, Hollywood Media’s internal control over financial reporting was not effective as of December 31, 2004, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework, and (ii) in a letter to the Audit Committee of the Board of Directors of Hollywood Media dated March 26, 2004, Ernst reported that, in connection with its audit of the consolidated financial statements of Hollywood Media for the year ended December 31, 2003, it noted that there were insufficient internal controls over Hollywood Media’s Broadway ticketing division that Ernst considered to be a material weakness.

     As supplemental information regarding the updated status of our internal controls, we note that as of December 31, 2005, as a result of ongoing remediation efforts Hollywood Media had reduced the number of material weaknesses from six to one, based on the COSO criteria, as reported in Hollywood Media’s Annual Report on Form 10-K for the 2005 fiscal year. The subsequent Form 10-K for fiscal 2006 reported one material weakness as of December 31, 2006.
     Engagement of Kaufman Rossin & Co., P.A.
     As previously reported in Hollywood Media’s Current Report on Form 8-K filed on June 3, 2005, on June 2, 2005 Hollywood Media’s Audit Committee engaged Kaufman Rossin & Co., P.A. (“Kaufman”), the largest independent certified public accounting firm in Florida, as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2005 and the interim periods prior to such year-end.
     During the fiscal years ended December 31, 2004 and 2003, and the subsequent interim period through June 2, 2005 (the effective date of the engagement of Kaufman), Hollywood Media did not consult with Kaufman regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Hollywood Media’s financial statements, nor did Kaufman provide advice to Hollywood Media, either written or oral, that was an important factor considered by Hollywood Media in reaching a decision as to the accounting, auditing or financial reporting issue, except that Kaufman audited the financial statements for Hollywood Media’s 401(k) Retirement Savings Plan for the fiscal years ended December 31, 2004 and 2003.
     During the fiscal years ended December 31, 2004 and 2003 and through June 2, 2005, Hollywood Media has not consulted with Kaufman about any matter that was either the subject of a “disagreement” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).
PROPOSAL TO RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
     The firm of Kaufman Rossin & Co., P.A. served as Hollywood Media’s independent registered public accounting firm for the fiscal year ended December 31, 2006. Pursuant to the prior approval of Hollywood Media’s Audit Committee, Kaufman Rossin & Co., P.A. has been appointed to serve as Hollywood Media’s independent registered public accounting firm for the current fiscal year ending December 31, 2007, and such appointment has been proposed by the Board for ratification by vote of the shareholders at the Meeting. If the shareholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.
     HOLLYWOOD MEDIA’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF KAUFMAN ROSSIN & CO., P.A AS HOLLYWOOD MEDIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

TRANSACTIONS WITH RELATED PERSONS
     Scott Gomez has been an executive officer of Hollywood Media since April 2003. Hollywood Media has employed his father, Jose Gomez, since December 2000 in information systems and business development positions, not as an executive officer, with total 2006 cash compensation (salary and bonus) of $325,277. Such employment is currently pursuant to an employment agreement with Hollywood Media entered into in December 13, 2005, as amended on February 7, 2007, which includes, among other things, current salary at an annual rate of $229,500. During the period from February 1, 2007 through July 31, 2007, Mr. Gomez’s salary was reduced by fifty percent as the services provided by Mr. Gomez were curtailed by fifty percent during such period.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
     The matters disclosed above under the caption “Transactions with Related Persons” are disclosed pursuant to Item 404(a) of SEC Regulation S-K. This paragraph is provided under Item 404(b) of SEC Regulation S-K, to describe Hollywood Media’s policies and procedures for the review, approval, or ratification of transactions required to be reported under Item 404(a) of SEC Regulation S-K. Hollywood Media’s policy is and has been to comply with the requirements of Nasdaq corporate governance rule 4350(h), which requires review and oversight of “related party transactions” required to be disclosed pursuant to Item 404 of SEC Regulation S-K. Hollywood Media’s directors have been made aware of the Nasdaq rule 4350(h) requirements from time to time pursuant to notice provided in written actions of the Board and/or Committees of the Board as well as discussed in Board and/or Committee meetings, and in addition such requirements are recognized in the Charter of the Audit Committee; however, as of the date of this Proxy Statement Hollywood Media has not implemented written policies designating specified procedures or standards for compliance with Nasdaq rule 4350(h). Item 404 transactions are generally reviewed and approved or ratified on a case-by-case basis by a committee of independent directors by meeting or written consent, usually by Hollywood Media’s Audit Committee or Compensation Committee. There are no transactions since the beginning of 2006 required to be reported under paragraph Item 404(a) of SEC Regulation S-K that did not require review, approval or ratification or as to which such approval requirements were not followed.
SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS
Shareowner Proposals for Inclusion in Next Year’s Proxy Statement under SEC Rule 14a-8
     Any shareholder proposal sought to be included in Hollywood Media’s proxy materials for the 2008 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be in writing and received by Hollywood Media no later than July 18, 2008, provided, however, that if the 2008 Annual Meeting is called for a date that is not within thirty days before or after December 18, 2008, then notice by the shareholder in order to be timely must be received a “reasonable time” before Hollywood Media begins to print and send its proxy materials for the 2008 annual meeting. Such proposals must be received at Hollywood Media’s principal executive offices at the following address: Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Secretary. Such proposals must also comply with the rules of the Securities and Exchange Commission relating to Rule 14a-8 shareholder proposals and may be omitted if not in compliance with applicable requirements.
Other Shareowner Proposals for Presentation at Next Year’s Annual Meeting
     Under applicable requirements including Hollywood Media’s Bylaws, any shareholder proposal that is not intended for inclusion in Hollywood Media’s proxy materials (i.e., a shareholder proposal submitted outside the processes of Rule 14a-8), and all director nominations by shareholders, for Hollywood Media’s 2008 Annual Meeting of Shareholders must be received by Hollywood Media no later than August 20, 2008 and no earlier than July 21, 2008, provided, however, that if the 2008 Annual Meeting is called for a date that is not within thirty days before or after December 18, 2008, then notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2008 Annual Meeting is mailed or publicly announced by Hollywood Media, whichever first occurs. Such shareholder proposals and director nominations must be written and delivered to or mailed and received at Hollywood Media’s principal executive offices at the following address: Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Secretary. The written notice must also contain specified information and conform to certain requirements as set forth in Hollywood Media’s Bylaws referenced below. If the chairman of the 2008 Annual Meeting determines that a shareholder proposal or director nomination was not made in accordance with applicable requirements including Hollywood Media’s Bylaws, then such proposal or nomination will not be presented for a vote of shareholders at the 2008 Annual Meeting.

Advance Notice Requirements for Proposals and Director Nominations by Shareholders.
     Hollywood Media’s Bylaws and SEC rules contain certain requirements for shareholders to provide advance written notice of proposals of business or director nominations by Hollywood Media’s shareholders. Certain material features of these requirements are summarized below, however, the statements below concerning the terms and provisions of these notice requirements are summaries only and do not purport to be complete. The descriptions of such Bylaw requirements below are qualified in their entirety by reference to the full text of Hollywood Media’s Bylaws which are filed as an exhibit to Hollywood Media’s Form 8-K report filed with the SEC on September 5, 2006.
     Notice of Shareholder Business At Annual Meeting. Hollywood Media’s Bylaws provide that business to be transacted at an annual meeting of shareholders may not be proposed by a shareholder unless the shareholder complies with the required notice procedures described below. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Hollywood Media. To be timely, a shareholder’s notice must be delivered to Hollywood Media not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by Hollywood Media, whichever first occurs. To be in proper written form, a shareholder’s notice must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation by the notifying shareholder that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such shareholder and/or proposed business that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for approval of such a proposal pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act”) (this clause (vi) applies whether or not a proxy statement is filed).
     Shareholder Nomination of Directors. Hollywood Media’s Bylaws provide that a shareholder may not nominate a candidate for election to the Board of Directors at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, unless the shareholder complies with the required notice procedures described below. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Hollywood Media. To be timely, a shareholder’s notice must be delivered to Hollywood Media: (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by Hollywood Media, whichever first occurs); and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made by Hollywood Media, whichever first occurs. To be in proper written form, a shareholder’s notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) in connection with the nomination(s) or pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation by the notifying shareholder to Hollywood Media that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder and/or such nominee(s) that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (this clause (E) applies whether or not a proxy statement is filed). Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors of Hollywood Media does not intend to present, and Hollywood Media has not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.
ANNUAL REPORT
     A copy of Hollywood Media’s Annual Report on Form 10-K (excluding exhibits) as filed with the SEC for the fiscal year ended December 31, 2006 accompanies these proxy materials. Copies of exhibits to the Form 10-K will be furnished on request, upon payment of Hollywood Media’s expenses in furnishing requested exhibits. Any request for exhibits should be addressed to: Investor Relations Department, Hollywood Media Corp., 2255 Glades Road, Boca Raton, Florida 33431, telephone number (561) 998-8000.
By Order of the Board of Directors
Laurie S. Silvers
President and Secretary
Boca Raton, Florida
November 16, 2007

HOLLYWOOD MEDIA CORP.
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA CORP.
     The undersigned, a shareholder of HOLLYWOOD MEDIA CORP., a Florida corporation, hereby appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Hollywood Media Corp. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hollywood Media Corp. to be held at 2255 Glades Road, Boca Raton, Florida 33431, on December 18, 2007 at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals as specified and, in their discretion, on such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND VOTED IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
(Continued and to be signed on the reverse side)

Annual Meeting of Shareholders of
HOLLYWOOD MEDIA CORP.
December 18, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along the perforated line and mail in the envelope provided.

     The Board of Directors unanimously recommends a vote FOR the election of all director nominees listed in Proposal No. 1 and FOR the approval of Proposal 2.
     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	ELECTION OF DIRECTORS:

Nominees:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	Mitchell Rubenstein Laurie S. Silvers Harry T. Hoffman Robert E. McAllan Deborah J. Simon Robert D. Epstein
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee(s) on the lines below.
_________________________________

_________________________________

_________________________________

	FOR	AGAINST	ABSTAIN

2. Vote for the proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media Corp.’s independent registered public accounting firm for the year ending December 31, 2007:	☐	☐	☐
3. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for Hollywood Media Corp.’s 2007 Annual Meeting, and
PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.
To change the address on your account, please check this box ☐ and indicate your new address in the address space to the right. Please note that changes to the registered name(s) on the account may not be submitted via this method.
New Address:

Signature of Shareholder _________________________________	Date: ___________________, 2007

Signature of Shareholder _________________________________	Date: ___________________, 2007
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.